Exhibit 99(h)(2)

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of June 26, 2018 (the “Amendment”), by among GuideStone Funds (the “Trust”), a Delaware statutory trust, on behalf of itself and each of its separate series listed on Annex A to the Administration Agreement (as defined below) (each a “Fund” and collectively, the “Funds”) and The Northern Trust Company (“Northern”), an Illinois corporation

WHEREAS, the Trust and Northern are party to a Fund Administration and Accounting Services Agreement, dated as of March 31, 2017 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Funds; and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Adviser, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.	AMENDMENTS.

(a)	Annex A (Listing of Funds) to the Administration Agreement is hereby amended by replacing such Annex in its entirety with the Annex A attached to this Amendment.

(b)	Schedule A (Fees and Expenses) to the Administration Agreement is hereby amended by inserting the following new item C at the end of such Schedule:

C.	The Trust shall cause to be paid to Northern out of the assets of the Trust the following fees in connection with providing services in connection with Form N-PORT and Form N-CEN:

Form N-PORT[1]	Fee

[1]	For the Funds as listed in Annex A.

Form N-CEN	Fee

3.        GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.        MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.        EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Trust and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

GUIDESTONE FUNDS

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

ANNEX A

LISTING OF FUNDS

TARGET DATE FUNDS

GuideStone Funds MyDestination 2015 Fund

GuideStone Funds MyDestination 2025 Fund

GuideStone Funds MyDestination 2035 Fund

GuideStone Funds MyDestination 2045 Fund

GuideStone Funds MyDestination 2055 Fund

ASSET ALLOCATION FUNDS

GuideStone Funds Conservative Allocation Fund

GuideStone Funds Balanced Allocation Fund

GuideStone Funds Growth Allocation Fund

GuideStone Funds Aggressive Allocation Fund

SELECT FUNDS – FIXED INCOME FUNDS

GuideStone Funds Money Market Fund

GuideStone Funds Low-Duration Bond Fund

GuideStone Funds Medium-Duration Bond Fund

GuideStone Funds Extended-Duration Bond Fund

GuideStone Funds Global Bond Fund

GuideStone Funds Strategic Alternatives Fund

SELECT FUNDS – EQUITY FUNDS

GuideStone Funds Defensive Market Strategies Fund

GuideStone Funds Equity Index Fund

GuideStone Funds Global Real Estate Securities Fund

GuideStone Funds Value Equity Fund

GuideStone Funds Growth Equity Fund

GuideStone Funds Small Cap Equity Fund

GuideStone Funds International Equity Index Fund

GuideStone Funds International Equity Fund

GuideStone Funds Emerging Markets Equity Fund